SCHEDULE II
                    INFORMATION WITH RESPECT TO
          TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
            SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                        SHARES
                                        PURCHASED        AVERAGE
                        DATE            SOLD(-)          PRICE(2)

COMMON STOCK-HUDSON GENERAL

GAMCO INVESTORS, INC.

                    12/05/95            2,500            32.2500
                    12/04/95            7,000            31.9857
                    11/30/95            3,000            31.3125
                    11/30/95            3,900            31.6538



PREFERRED CONVERTIBLE STOCK-HUDSON GENL CVT BOND

GABELLI FUNDS, INC.

          THE GABELLI CONVERTIBLE SECURITIES FUND

                    12/05/95                8           103.7500
                    11/30/95               38           101.2500


GAMCO INVESTORS, INC.

                    12/04/95               50-             *DO
                    11/30/95                8           101.2500








(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE AMERICAN STOCK EXCHANGE.
(2) PRICE EXCLUDES COMMISSION.
(*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP
    OF GAMCO INVESTORS, INC.






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